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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-65538, 33-81008, 33-46166 and 33-32677 of Blyth Holding Inc. on Forms S-8 of our
report dated May 10, 1996 (June 4, 1996 as to Note 12) appearing in this Annual Report on Form 10-K of Blyth Holdings Inc. for the year ended March 31, 1996.



DELOITTE & TOUCHE LLP

San Jose, California
June 25, 1996